SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

FAR PEAK ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39749	98-1563569
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 6th Ave #342 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

(917) 737-1541

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	FPAC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	FPAC	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	FPAC.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 7, 2020, Far Peak Acquisition Corporation (the “Company”) consummated an initial public offering (the “IPO”) of 55,000,000 units (the “Units”) at an offering price of $10.00 per Unit and a private placement with Far Peak LLC and certain funds and accounts managed by BlockRock, Inc. of 7,000,000 private placement warrants at a price of $1.50 per warrant. The net proceeds from the IPO together with certain of the proceeds from the private placement, $550,000,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest income (if any) to pay our income taxes, if any, none of the funds held in trust will be released from the trust account until the earliest of: (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within 24 months from the closing of the IPO (or 27 months from the closing of the IPO if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 24 months from the closing of the IPO but have not completed our initial business combination within such 24 month period), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable) or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

An audited balance sheet as of December 7, 2020 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Audited Balance Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2020	FAR PEAK ACQUISITION CORPORATION

	By:	/s/ David W. Bonanno
	Name:	David W. Bonanno
	Title:	Chief Financial Officer and Secretary